March 8, 2013
U.S. Concrete, Inc.
331 North Main Street
Euless, TX 76039

Re:	U.S. Concrete, Inc. Registration Statement on Form S-4 (File No. 333-186493)
Ladies and Gentlemen:
We have acted as counsel to U.S. Concrete, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company with the Securities and Exchange Commission of a Registration Statement on Form S-4, as amended (File No. 333‑186493) (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to (i) up to $69,300,000 aggregate principal amount of 9.5% Senior Secured Notes Due 2015 (the “New Securities”) of the Company to be issued pursuant to an Indenture (the “New Indenture”) to be entered into by the Company, the subsidiaries of the Company set forth in Schedule I (each a “Guarantor” and collectively, the “Guarantors”) and U.S. Bank National Association, as trustee (the “Trustee”), pursuant to the exchange offer (the “Exchange Offer”) described in the Registration Statement and (ii) the guarantees by the Guarantors of the New Securities pursuant to the New Indenture (the “New Guarantees”). The Company has previously issued $55,000,000 aggregate principal amount of 9.5% Convertible Secured Notes due 2015 under the Indenture, dated August 31, 2010, by and among the Company, the Guarantors, and the Trustee, as trustee, as amended by the First Supplemental Indenture, dated as of October 30, 2012, by and among Bode Gravel Co. and Bode Concrete LLC, as new guarantors, and the Trustee, as trustee (the Old Convertible Indenture and Old Convertible Securities, as so amended, the “Old Convertible Indenture” and the “Old Convertible Securities”).  If any of the Old Convertible Securities are not exchanged for New Securities in the Exchange Offer, the remaining Old Convertible Securities and the Old Convertible Indenture will be amended by the Second Supplemental Indenture (the “Supplemental Indenture”) to be entered into by and among the Company, the Guarantors and the Trustee, as trustee (the Old Convertible Indenture and Old Convertible Securities, as so amended, the “Amended Convertible Indenture” and the “Amended Convertible Securities”). The Registration Statement also relates to (i) the Amended Convertible Securities, if any, and (ii) the guarantees by the Guarantors of the Amended Convertible Securities pursuant to the Amended Convertible Indenture (the “Amended Convertible Guarantees”). We refer to the Amended Convertible Indenture and the New Indenture collectively as the “Indentures,” the Amended Convertible Securities and the New Securities collectively as the “Securities,” and the Indentures, the Securities and the Supplemental Indenture collectively as the “Opinion Documents.”  This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

U.S. Concrete, Inc.
March 8, 2012

We have examined originals or certified copies of such corporate records of the Company and the Covered Guarantors (as defined below) and other certificates and documents of officials of the Company and the Covered Guarantors, public officials and others as we have deemed appropriate for purposes of this letter. We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all copies submitted to us as conformed, certified or reproduced copies, that the Securities will conform to the specimens thereof we have reviewed, and that the Securities have been or will be duly authenticated in accordance with the terms of the applicable Indenture.
We have also assumed the due authorization of the Opinion Documents by the parties thereto other than the Company and the Covered Guarantors, and that each Opinion Document will constitute a valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms. As to various questions of fact relevant to this letter, we have relied, without independent investigation, upon certificates of public officials and certificates of officers of the Company and the Guarantors, all of which we assume to be true, correct and complete.
Based upon the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that when the Registration Statement has become effective under the Act and:

1.
When (i) the New Indenture has been duly executed and delivered by the Company, the Guarantors and the Trustee and has been duly qualified under the Trust Indenture Act of 1939, as amended, and (ii) the New Securities have been duly executed by the Company, duly authenticated by the Trustee in accordance with the terms of the New Indenture, and issued and delivered by or on behalf of the Company and the Guarantors in accordance with the terms of the New Indenture against receipt of Old Convertible Securities surrendered in exchange therefor in accordance with the terms of the Exchange Offer, (x) the New Securities will be valid and binding obligations of the Company, and (y) the New Guarantees will be valid and binding obligations of the Guarantors.

2.
When the Supplemental Indenture has been duly executed and delivered by the Company, the Guarantors and the Trustee, (i) the Amended Convertible Securities will be valid and binding obligations of the Company and (ii) the Amended Convertible Guarantees will be valid and binding obligations of the Guarantors.

The opinions and other matters in this letter are qualified in their entirety and subject to the following:

A.	For purposes of this letter, “Covered Guarantors” means: (i) American Concrete Products, Inc., Bode Gravel Co., Central Concrete Supply Co., Inc., Central Precast

U.S. Concrete, Inc.
March 8, 2012

Concrete, Inc., Sierra Precast, Inc., each a California Corporation, (ii) Bode Concrete LLC, a California limited liability company, (iii) Beall Investment Corporation, Inc., Concrete XXXIV Acquisition, Inc., Concrete XXXV Acquisition, Inc., Concrete XXXVI Acquisition, Inc., San Diego Precast Concrete, Inc., Smith Pre-Cast, Inc., Titan Concrete Industries, Inc., USC Atlantic, Inc., USC Payroll, Inc., USC Technologies, Inc., U.S. Concrete On-Site, Inc., U.S. Concrete Texas Holdings, Inc., each a Delaware corporation, (iv) Concrete Acquisition IV, LLC, Concrete Acquisition V, LLC, Concrete Acquisition VI, LLC, Local Concrete Supply & Equipment, LLC, Master Mix, LLC, NYC Concrete Materials, LLC, Pebble Lane Associates, LLC, Riverside Materials, LLC, USC Management Co., LLC, each a Delaware limited liability company, (v) Superior Concrete Materials, Inc., a District of Columbia corporation, (vi) Alberta Investments, Inc., Alliance Haulers, Inc., Beall Industries, Inc., Beall Management, Inc., Breckenridge Ready Mix, Inc., each a Texas corporation, (vii) Atlas Redi-Mix, LLC, Beall Concrete Enterprises, LLC, Ingram Concrete, LLC, Redi-Mix GP, LLC, Redi-Mix, LLC, each a Texas limited liability company and (viii) Redi-Mix Concrete, L.P., a Texas limited partnership.

B.
We express no opinion as to the laws of any jurisdiction other than the laws of the State of California, the State of New York, the State of Texas, the District of Columbia, the General Corporation Law of the State of Delaware and the Limited Liability Company Act of the State of Delaware.

C.
The matters expressed in this letter are subject to and qualified and limited by (i) applicable bankruptcy, insolvency, fraudulent transfer and conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally; (ii) general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief (regardless of whether considered in a proceeding in equity or at law); and (iii) securities laws and public policy underlying such laws with respect to rights to indemnification and contribution.

D.
This opinion letter is limited to the matters expressly stated herein and no opinion is to be inferred or implied beyond the opinion expressly set forth herein. We undertake no, and hereby disclaim any, obligation to make any inquiry after the date hereof or to advise you of any changes in any matter set forth herein, whether based on a change in the law, a change in any fact relating to the Company or any other person or any other circumstance.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus forming a part of the Registration Statement under the caption “Legal Matters.” In giving this consent, we do not thereby admit that we are within

U.S. Concrete, Inc.
March 8, 2012

the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder.
Very truly yours,
/s/ AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.
AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.